Appendix A
                              A-15

                    2000 STOCK INCENTIVE PLAN
                               OF
             ATLANTIC COAST AIRLINES HOLDINGS, INC.


SECTION 1.     PURPOSE OF PLAN

     The purpose of this 2000 Stock Incentive Plan (this "Plan") of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), is to enable the Company to attract, retain and motivate its directors, officers and other key employees, and to further align the interests of such persons with those of the stockholders of the Company by providing for or increasing the proprietary interest of such persons in the Company.

SECTION 2.     ADMINISTRATION OF PLAN

     2.1 Composition of Committee. Subject to the provisions for directors pursuant to Section 6.8, this Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as appointed from time to time by the Board of Directors. The Board of Directors shall fill vacancies on, and from time to time may remove or add members to, the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent. The Board of Directors, in its sole discretion, may exercise any authority of the Committee under this Plan in lieu of the Committee's exercise thereof. Notwithstanding the foregoing, with respect to any Award that is not intended to satisfy the conditions of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code"), the Committee may appoint one or more separate committees (any such committee, a "Subcommittee") composed of one or more directors of the Company (who may but need not be members of the Committee) and may delegate to any such Subcommittee(s) the authority to grant Awards, as defined in
Section 5.1 hereof, under the Plan to Eligible Persons, to determine all terms of such Awards, and/or to administer the Plan or any aspect of it. Any action by any such Subcommittee within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of the Plan, and may grant authority to such persons to execute agreements or other documents evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

     2.2 Powers of the Committee. Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable, in its sole discretion, in connection with the administration of this Plan, including, without limitation, the following:

          (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; provided that, unless the Committee shall specify otherwise, for purposes of this Plan
     (i) the term "fair market value" shall mean, as of any date, the closing price for a Share (as defined in Section 3.1) reported for the last trading day prior to such date by the Nasdaq Stock Market (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the Nasdaq Stock Market (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the Nasdaq Stock Market (or such other stock exchange or quotation system); and (ii) the term "Company" shall mean the Company and its subsidiaries and affiliates, unless the context otherwise requires;

          (b)  to determine which persons are Eligible Persons
     (as defined in Section 4), to which of such Eligible
     Persons, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards;

          (c) to grant Awards to Eligible Persons and determine the terms and conditions thereof, including the number of Shares subject to Awards and the exercise or purchase price of such Shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Committee determine constitute a change of control), or other factors;

          (d) to establish, verify the extent of satisfaction of, adjust, reduce or waive any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

          (e) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan
     (which need not be identical);

          (f) to determine whether, and the extent to which, adjustments are required pursuant to Section 10;

          (g) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

          (h) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     2.3 Determinations of the Committee. All decisions, determinations and interpretations by the Committee regarding this Plan shall be final and binding on all Eligible Persons and Participants. The Committee shall consider such factors as it deems relevant to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any director, officer or employee of the Company and such attorneys, consultants and accountants as it may select.

SECTION 3.     STOCK SUBJECT TO PLAN

     3.1 Aggregate Limits. The aggregate number of shares of the Company's Common Stock, $.02 par value ("Shares"), issued pursuant to all Awards granted under this Plan shall not exceed 2,000,000 plus the number of shares subject to awards granted under the Company's 1992 Stock Option Plan or the Company's 1995 Stock Incentive Plan but which are not issued under such plans as a result of the cancellation, expiration or forfeiture of such awards; provided that no more than 15% of such Shares may be issued pursuant to all Incentive Bonuses and Incentive Stock Awards granted under this Plan. The aggregate number of Shares available for issuance under this Plan and the number of Shares subject to outstanding Options or other Awards shall be subject to adjustment as provided in Section 10. The Shares issued pursuant to this Plan may be Shares that either were reacquired by the Company, including Shares purchased in the open market, or authorized but unissued Shares.

     3.2 Tax Code Limits. The aggregate number of Shares subject to Options granted under this Plan during any calendar year to any one Eligible Person shall not exceed 500,000. The aggregate number of Shares issued or issuable under all Awards granted under this Plan, other than Options, during any calendar year to any one Eligible Person shall not exceed 100,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitations shall be subject to adjustment under
Section 10 only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance based compensation" under Code Section 162(m). The foregoing limitations shall not apply to the extent that they are no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Code Section 162(m). The aggregate number of Shares that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 2,000,000, which number shall be calculated and adjusted pursuant to Section 3.3 and
Section 10 only to the extent that such calculation or adjustment will not affect the status of any Option intended to qualify as an ISO under Code Section 422.

     3.3 Issuance of Shares. For purposes of Section 3.1, the aggregate number of Shares issued under this Plan at any time shall equal only the number of Shares actually issued upon exercise or settlement of an Award and shall not include Shares subject to Awards that have been canceled, expired or forfeited or Shares subject to Awards that have been delivered (either actually or constructively by attestation) to or retained by the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

SECTION 4.     PERSONS ELIGIBLE UNDER PLAN

     Any person, including any director of the Company, who is an employee or prospective employee of the Company or any of its affiliates shall be eligible to be considered for the grant of Awards hereunder (an "Eligible Person"). For purposes of the grant provisions under Section 6.8, an "Eligible Person" shall also include a director of the Company who is not also a salaried employee (a "Nonemployee Director"). Unless provided otherwise by the Committee, the term "employee" shall mean an "employee," as such term is defined in General Instruction A to Form S-8 under the Securities Act of 1933, as amended, and a "Participant" is any current or former Eligible Person to whom an Award has been made and any person (including any estate) to whom an Award has been assigned or transferred pursuant to Section 9.1. The status of the chairman of the Board of Directors as an "employee" shall be determined by the Committee.

SECTION 5.     PLAN AWARDS

     5.1 Award Types. The Committee, on behalf of the Company, is authorized under this Plan to enter into certain types of arrangements with Eligible Persons and to confer certain benefits on them. The following arrangements or benefits are authorized under this Plan if their terms and conditions are not inconsistent with the provisions of this Plan: Options, Incentive Bonuses and Incentive Stock. Such arrangements and benefits are sometimes referred to herein as "Awards." The authorized types of arrangements and benefits for which Awards may be granted are defined as follows:

          (a)  Options:  An Option is a right granted under
     Section 6 to purchase a number of Shares at such exercise price, at such times, and on such other terms and conditions as are specified in the agreement or terms and conditions or other document evidencing the Award (the "Option Document "). Options intended to qualify as Incentive Stock Options ("ISOs") pursuant to Code Section 422 and Options not intended to qualify as ISOs ("Nonqualified Options") may be granted under Section 6. Options may be granted to Nonemployee Directors only pursuant to Section 6.8.

          (b) Incentive Stock: Incentive Stock is an award or issuance of Shares made under Section 8, the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as are expressed in the agreement or other document evidencing the Award (the "Incentive Stock Document").

          (c) Incentive Bonus: An Incentive Bonus is a bonus opportunity awarded under Section 7 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the agreement or other document evidencing the Award (the "Incentive Bonus Document").

     5.2 Grants of Awards. An Award may consist of one such arrangement or benefit or two or more of them in tandem or in the alternative.

SECTION 6.     OPTIONS

     The Committee may grant an Option or provide for the grant of an Option, either from time to time in the discretion of the Committee or automatically upon the occurrence of specified events, including, without limitation, the achievement of performance goals, the satisfaction of an event or condition within the control of the recipient of the Award or within the control of others.

     6.1 Option Document. Each Option Document shall contain provisions regarding (a) the number of Shares that may be issued upon exercise of the Option, (b) the purchase price of the Shares and the means of payment for the Shares, (c) the term of the Option, (d) such terms and conditions on the vesting and/or exercisability of an Option as may be determined from time to time by the Committee, (e) restrictions on the transfer of the Option and forfeiture provisions and (f) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. Option Documents evidencing ISOs shall contain such terms and conditions as may be necessary to qualify, to the extent determined desirable by the Committee, with the applicable provisions of
Section 422 of the Code.

     6.2 Option Price. The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of a Share on the date the Option is granted.

     6.3 Option Term. The "Term" of each Option granted under this Plan, including any ISOs, shall be 10 years from the date of its grant, unless the Committee provides for a lesser term.

     6.4 Option Vesting. Options granted under this Plan shall be exercisable at such time and in such installments during the period prior to the expiration of the Option's Term as determined by the Committee. The Committee shall have the right to make the timing of the ability to exercise any Option granted under this Plan subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Committee. At any time after the grant of an Option the Committee may reduce or eliminate any restrictions surrounding any Participant's right to exercise all or part of the Option, except that no Option other than Nonemployee Director Options shall first become exercisable within one (1) year from its date of grant, other than upon death or disability of the Eligible Person or upon a Corporate Change (as defined in Section 11.1 hereof).

     6.5  Termination of Employment or Service. Subject to
Section 11, upon a termination of employment by an Eligible Person prior to the full exercise of an Option, the unexercised portion of the Option shall be subject to such procedures as the Committee may establish.

     6.6 Payment of Exercise Price. The exercise price of an Option shall be paid in the form of one of more of the following, as the Committee shall specify, either through the terms of the Option Document or at the time of exercise of an Option: (a) cash or certified or cashiers' check, (b) shares of capital stock of the Company that have been held by the Participant for such period of time as the Committee may specify, (c) other property deemed acceptable by the Committee, (d) a reduction in the number of Shares or other property otherwise issuable pursuant to such Option, (e) payment under an arrangement with a broker selected or approved by the Company where payment is made pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable upon exercise of the Option, or (f) any combination of (a) through (d).

     6.7  No Option Repricing.  Without the approval of
stockholders, the Company shall not reprice any Options.   For
purposes of this Plan, the term "reprice" shall mean lowering the exercise price of previously awarded Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K (including canceling previously awarded Options and regranting them with a lower exercise price).

     6.8 Non-Employee Director Options. Each fiscal year, each Nonemployee Director shall automatically be granted a Nonqualified Option (a "Nonemployee Director Option") not more than 6,000 Shares, provided that for the year in which a Nonemployee Director first joins the Board, in lieu of the foregoing, he or she shall automatically be granted a Nonemployee Director Option to purchase not more than 10,000 Shares. If, on any date upon which Nonemployee Director Options are to be granted pursuant to this Section 6.8, the number of Shares remaining available for options under this Plan is insufficient for the grant to each Nonemployee Director of a Nonemployee Director Option to purchase the entire number of Shares specified in this Section 6.8, then a Nonemployee Director Option to purchase a proportionate amount of such available number of Shares (rounded to the nearest whole share) shall be granted to each Nonemployee Director on such date.

SECTION 7.     INCENTIVE BONUSES

     Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

     7.1 Incentive Bonus Document. Each Incentive Bonus Document shall contain provisions regarding (a) the target and maximum amount payable to the Participant as an Incentive Bonus, (b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, which term shall not be less than one year, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Committee. The maximum amount payable as an Incentive Bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Eligible Person that is intended to satisfy the requirements for "performance based compensation" under Code Section 162(m) shall not exceed $3,000,000.

     7.2 Performance Criteria. The Committee shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Committee may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code
Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Committee to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 9.2) selected by the Committee and specified at the time the Incentive Bonus Award is granted. The Committee shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m).

     7.3 Timing and Form of Payment. The Committee shall determine the timing of payment of any Incentive Bonus. The Committee may provide for or, subject to such terms and conditions as the Committee may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event. An Incentive Bonus may be payable in Shares or in cash or other property. Any Incentive Bonus that is paid in cash or other property shall not affect the number of Shares otherwise available for issuance under this Plan.

     7.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

SECTION 8.     INCENTIVE STOCK

     Incentive Stock is an award or issuance of Shares the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Committee deems appropriate.

     8.1 Incentive Stock Document. Each Incentive Stock Document shall contain provisions regarding (a) the number of Shares subject to such Award or a formula for determining such,
(b) the purchase price of the Shares, if any, and the means of payment for the Shares, (c) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares granted, issued, retainable and/or vested,
(d) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares as may be determined from time to time by the Committee, (e) restrictions on the transferability of the Shares and (f) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Committee.

     8.2 Sale Price. Subject to the requirements of applicable law, the Committee shall determine the price, if any, at which Shares of Incentive Stock shall be sold or awarded to an Eligible Person, which may vary from time to time and among Eligible Persons and which may be below the fair market value of such Shares at the date of grant or issuance.

     8.3 Share Vesting. The grant, issuance, retention and/or vesting of Shares of Incentive Stock shall be at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares of Incentive Stock subject to continued employment, passage of time and/or such performance criteria and level of achievement versus these criteria as deemed appropriate by the Committee, which criteria may be based on financial performance and/or personal performance evaluations, except that no such condition that is based upon continued employment or the passage of time shall provide for full vesting of an Award in less than three (3) years from the date the Award is made, other than upon the death or disability of the Eligible Person or upon a Corporate Change (as defined in Section 11.1 hereof). Notwithstanding anything to the contrary herein, the performance criteria for any Incentive Stock that is intended to satisfy the requirements for "performance-based compensation" under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria selected by the Committee and specified at the time the Incentive Stock Award is granted.

     8.4 Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the number of Shares granted, issued, retainable and/or vested under an Incentive Stock Award on account of either financial performance or personal performance evaluations may be reduced by the Committee on the basis of such further considerations as the Committee shall determine.

     8.5 Termination of Employment. Subject to Section 11, upon a termination of employment by an Eligible Person prior to the vesting of or the lapsing of restrictions on Incentive Stock, the Incentive Stock Awards granted to such Eligible Person shall be subject to such procedures as determined by the Committee.

SECTION 9.     OTHER PROVISIONS APPLICABLE TO AWARDS

     9.1 Transferability. Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable (a) in the case of a transfer without the payment of any consideration, to any "family member" as such term is defined in Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act, as such may be amended from time to time, and (b) in any transfer described in clause (ii) of Section 1(a)(5) of the General Instructions to Form S-8 under the 1933 Act as amended from time to time, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and as a condition to such transfer the transferee shall execute an agreement agreeing to be bound by such terms.

     9.2 Qualifying Performance Criteria. For purposes of this Plan, the term "Qualifying Performance Criteria" shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity,
(e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets,
(i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) market share, (p) overhead or other expense reduction, (q) departure or on-time arrival performance, and (r) baggage handling. The Committee shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs,
(ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial condition and results of operations appearing in the Company's annual report to stockholders for the applicable year.

     9.3 Dividends. Unless otherwise provided by the Committee, no adjustment shall be made in Shares issuable under Awards on account of cash dividends that may be paid or other rights that may be issued to the holders of Shares prior to their issuance under any Award. The Committee shall specify whether dividends or dividend equivalent amounts shall be paid to any Participant with respect to the Shares subject to any Award that have not vested or been issued or that are subject to any restrictions or conditions on the record date for dividends.

     9.4 Documents Evidencing Awards. The Committee shall, subject to applicable law, determine the date an Award is deemed to be granted, which for purposes of this Plan shall not be affected by the fact that an Award is contingent on subsequent stockholder approval of this Plan. The Committee or, except to the extent prohibited under applicable law, its delegate(s) may establish the terms of agreements or other documents evidencing Awards under this Plan and may, but need not, require as a condition to any such agreement's or document's effectiveness that such agreement or document be executed by the Participant and that such Participant agree to such further terms and conditions as specified in such agreement or document. The grant of an Award under this Plan shall not confer any rights upon the Participant holding such Award other than such terms, and subject to such conditions, as are specified in this Plan as being applicable to such type of Award (or to all Awards) or as are expressly set forth in the agreement or other document evidencing such Award.

     9.5 Tandem Stock or Cash Rights. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, provide that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of the Award.

     9.6 Financing. The Committee may in its discretion provide financing to a Participant in a principal amount sufficient to pay the purchase price of any Award and/or to pay the amount of taxes required by law to be withheld with respect to any Award. Any such loan shall be subject to all applicable legal requirements and restrictions pertinent thereto, including Regulation G promulgated by the Federal Reserve Board. The grant of an Award shall in no way obligate the Company or the Committee to provide any financing whatsoever in connection therewith.

     9.7 Additional Restrictions on Awards. Either at the time an Award is granted or by subsequent action, the Committee may, but need not, impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares issued under an Award, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participants, and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

SECTION 10.    CHANGES IN CAPITAL STRUCTURE

     10.1 Corporate Actions Unimpaired. The existence of outstanding Awards (including any Options) shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations, exchanges, or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issuance of Shares or other securities or subscription rights thereto, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or other securities of the Company or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. Further, except as expressly provided herein or by the Committee, (a) the issuance by the Company of shares of stock of any class of securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, (b) the payment of a dividend in property other than Shares, or (c) the occurrence of any similar transaction, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to Options or other Awards theretofore granted or the purchase price per Share, unless the Committee shall determine in its sole discretion that an adjustment is necessary to provide equitable treatment to a Participant.

     10.2 Adjustments Upon Certain Events. If the outstanding Shares or other securities of the Company, or both, for which the Award is then exercisable or as to which the Award is to be settled shall at any time be changed or exchanged by declaration of a stock dividend, stock split, combination of shares, recapitalization, or reorganization, the Committee may, and if such event occurs after a Corporate Change the Committee shall, appropriately and equitably adjust the number and kind of Shares or other securities which are subject to the Plan or subject to any Awards theretofore granted, and the exercise or settlement prices of such Awards, so as to maintain the proportionate number of Shares or other securities without changing the aggregate exercise or settlement price, provided, however, that such adjustment shall be made so as to not affect the status of any Award intended to qualify as an ISO or as "performance based compensation" under Section 162(m) of the Code. If the Company recapitalizes or otherwise changes its capital structure, or merges, consolidates, sells all of its assets or dissolves (each of the foregoing a "Fundamental Change"), then thereafter upon any exercise of an Option or settlement of an Award theretofore granted, the Participant shall be entitled to purchase under such Option or receive under such Award, in lieu of the number of Shares as to which such Option shall then be exercisable or such Award shall then be subject, the number and class of shares of stock and securities to which the Participant would have been entitled pursuant to the terms of the Fundamental Change if, immediately prior to such Fundamental Change, the Participant had been the holder of record of the number of Shares as to which such Option or Award is then subject.

SECTION 11.    CHANGE OF CONTROL

     11.1 Definitions.  Unless the Committee provides otherwise,

     For purposes of the Plan and Awards granted under the Plan, the term "Corporate Change" shall mean:

          (i) any merger or consolidation in which the Company shall not be the surviving entity (or survives only as a subsidiary of another entity whose shareholders did not own all or substantially all of the Company's Common Stock immediately prior to such transaction),

          (ii) the sale of all or substantially all of the Company's assets to any other person or entity (other than a wholly-owned subsidiary),

          (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) more than 50% of the outstanding shares of Common Stock by any person or entity (including a "group" as defined by or under Section 13(d)(3) of the Exchange Act),

          (iv) the dissolution or liquidation of the Company,

          (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board, or

          (vi) any other event specified by the Committee, regardless of whether at the time an Option is granted or thereafter.

     11.2 Effect of Change of Control. The Committee may provide, either at the time an Option is granted or thereafter, that a Corporate Change shall have such effect as specified by the Committee, or no effect, as the Committee in its sole discretion may provide. Without limiting the foregoing, the Committee may but need not provide, either at the time an Option is granted or thereafter, that if a Corporate Change occurs, then effective as of a date selected by the Committee, the Committee (which for purposes of the Corporate Changes described in (iii) and (v) above shall be the Committee as constituted prior to the occurrence of such Corporate Change) acting in its sole discretion without the consent or approval of any Participant, will effect one or more of the following alternatives or combination of alternatives with respect to all outstanding Options (which alternatives may be conditional on the occurrence of such of the Corporate Change specified in clause (i) through
(v) above which gives rise to the Corporate Change and which may vary among individual Participants): (1) in the case of a Corporate Change specified in clauses (i), (ii) or (iv), accelerate the time at which Options then outstanding may be exercised in full for a limited period of time on or before a specified date (which will permit the Participant to participate with the Common Stock received upon exercise of such Option in the event of a Corporate Change specified in clauses (i), (ii) or
(iv), as the case may be) fixed by the Committee, after which specified date all unexercised Options and all rights of Participants thereunder shall terminate, (2) accelerate the time at which Options then outstanding may be exercised so that such Options may be exercised in full for their then remaining term, or (3) require the mandatory surrender to the Company of outstanding Options held by such Participant (irrespective of whether such Options are then exercisable under the provisions of the Plan) as of a date, before or not later than sixty days after such Corporate Change, specified by the Committee, and in such event the Committee shall thereupon cancel such Options and the Company shall pay to each Participant an amount of cash equal to the excess of the fair market value of the aggregate shares subject to such Option over the aggregate Option price of such shares; provided, however, the Committee shall not select an alternative (unless consented to by the Participant) that, if the Participant exercised his accelerated Options pursuant to alternative 1 or 2 and participated in the transaction specified in clause (i), (ii) or (iv) or received cash pursuant to alternative 3, would result in the Participant's owing any money by virtue of operation of Section 16(b) of the Exchange Act. If all such alternatives have such a result, the Committee shall take such action, which is hereby authorized, to put such Participant in as close to the same position as such Participant would have been in had alternative 1, 2 or 3 been selected but without resulting in any payment by such Participant pursuant to
Section 16(b) of the Exchange Act. Notwithstanding the foregoing, with the consent of the Participant, the Committee may in lieu of the foregoing make such provision with respect of any Corporate Change as it deems appropriate.

SECTION 12.    TAXES

     12.1 Withholding Requirements. The Committee may make such provisions or impose such conditions as it may deem appropriate for the withholding or payment by a Participant of any taxes that the Committee determines are required in connection with any Award granted under this Plan, and a Participant's rights in any Award are subject to satisfaction of such conditions.

     12.2 Payment of Withholding Taxes. Notwithstanding the terms of Section 12.1, the Committee may provide in the agreement or other document evidencing an Award or otherwise that all or any portion of the taxes required to be withheld by the Company or, if permitted by the Committee, desired to be paid by the Participant, in connection with the exercise, vesting, settlement or transfer of any other Award shall be paid or, at the election of the Participant, may be paid by the Company by withholding shares of the Company's capital stock otherwise issuable or subject to such Award, or by the Participant delivering previously owned shares of the Company's capital stock, in each case having a fair market value equal to the amount required or elected to be withheld or paid, or by a broker selected or approved by the Company paying such amount pursuant to an irrevocable commitment by the broker to deliver to the Company proceeds from the sale of the Shares issuable under the Award. Any such election is subject to such conditions or procedures as may be established by the Committee and may be subject to approval by the Committee.

SECTION 13.    AMENDMENTS OR TERMINATION

     The Board may amend, alter or discontinue this Plan or any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the anti-dilution adjustment provisions of Section 10.2, no such amendment shall, without the approval of the stockholders of the Company:

          (a) materially increase the maximum number of shares of Common Stock for which Awards may be granted under this Plan;


          (b) reduce the price at which Options may be granted below the price provided for in Section 6.2;

          (c)  reduce the exercise price of outstanding Options;

          (d)  extend the term of this Plan;

          (e) change the class of persons eligible to be Eligible Persons or Participants;

          (f) increase the number of shares subject to Nonemployee Director Options granted to a Nonemployee
     Director above the number approved by stockholders as set forth in Section 6.8;

          (g) increase the number of shares that are eligible for non-Option Awards; or

          (h) after any Corporate Change, impair the rights of any Award holder without such holder's consent.

     The Board may amend, alter or discontinue the Plan or any agreement evidencing an Award made under the Plan, but no amendment or alteration shall be made which would impair the rights of any Award holder, without such holder's consent, under any Award theretofore granted, provided that no such consent shall be required if the Committee determines in its sole discretion and prior to the date of any Corporate Change or change of control (as defined, if applicable, in the agreement evidencing such Award) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of any accounting standard.

SECTION 14.    COMPLIANCE WITH OTHER LAWS AND REGULATIONS.

     This Plan, the grant and exercise of Awards thereunder, and the obligation of the Company to sell, issue or deliver Shares under such Awards, shall be subject to all applicable federal, state and foreign laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant's name or deliver any Shares prior to the completion of any registration or qualification of such Shares under any federal, state or foreign law or any ruling or regulation of any government body which the Committee shall determine to be necessary or advisable. This Plan is intended to constitute an unfunded arrangement for a select group of management or other key employees, directors and consultants.

     No Option shall be exercisable unless a registration statement with respect to the Option is effective or the Company has determined that such registration is unnecessary. Unless the Awards and Shares covered by this Plan have been registered under the Securities Act of 1933, as amended, or the Company has determined that such registration is unnecessary, each person receiving an Award and/or Shares pursuant to any Award may be required by the Company to give a representation in writing that such person is acquiring such Shares for his or her own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof.

SECTION 15.    OPTION GRANTS BY SUBSIDIARIES

     In the case of a grant of an Option to any eligible Employee employed by a Subsidiary, such grant may, if the Committee so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Committee may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the optionholder in accordance with the terms of the Option specified by the Committee pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Option may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Committee shall determine.


SECTION 16.    NO RIGHT TO COMPANY EMPLOYMENT

     Nothing in this Plan or as a result of any Award granted pursuant to this Plan shall confer on any individual any right to continue in the employ of the Company or interfere in any way with the right of the Company to terminate an individual's employment at any time. The agreements or other documents evidencing Awards may contain such provisions as the Committee may approve with reference to the effect of approved leaves of absence.

SECTION 17.    LIABILITY OF COMPANY

     The Company and any Affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant, an Eligible Person or other persons as to:

          (a) The Non-Issuance of Shares. The non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company's counsel to be necessary to the lawful issuance and sale of any shares hereunder; and

          (b) Tax Consequences. Any tax consequence expected, but not realized, by any Participant, Eligible Person or other person due to the receipt, exercise or settlement of any Option or other Award granted hereunder.

SECTION 18.    EFFECTIVENESS AND EXPIRATION OF PLAN

     This Plan shall be effective on the date the Company's stockholders adopt this Plan. All Awards granted under this Plan are subject to, and may not be exercised before, the approval of this Plan by the stockholders prior to the first anniversary date of the effective date of this Plan, by the affirmative vote of the holders of a majority of the outstanding shares of the Company present, or represented by proxy, and entitled to vote, at a meeting of the Company's stockholders or by written consent in accordance with the laws of the State of Delaware; provided that if such approval by the stockholders of the Company is not forthcoming, all Awards previously granted under this Plan shall be void. No Awards shall be granted pursuant to this Plan more than 10 years after the effective date of this Plan.

SECTION 19.    NON-EXCLUSIVITY OF PLAN

     Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

SECTION 20.    GOVERNING LAW

     This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the State of Delaware and applicable federal law. The Committee may provide that any dispute as to any Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Any reference in this Plan or in the agreement or other document evidencing any Award to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.